Exhibit 99
Butler National Issued Supplemental Type Certificate for Learjet Autopilot Modernization

OLATHE, Kan., June 9, 2011 /PRNewswire/ -- Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) has obtained a Supplemental Type Certificate (STC) from the FAA for autopilot modernizations to the J.E.T. FC-110 Autopilot used in most Learjet Model 20 Series airplanes.

"Globally, there are more than 400 Lear 20 Series jets that would benefit from the modernization of the autopilot boards in the FC-110 Autopilot. The STC allows Butler National to produce replacement autopilot boards that function exactly as the original boards, but enhance autopilot reliability. These boards should allow more consistent functionality of the FC-110 autopilot", said Craig Stewart, President of the Aerospace Group at Butler National Corporation.

Mexico is one of our largest global opportunities. Constantino Jimenez, CEO of Servicios Profesionales De Aviacion said, "There are 80 aircraft in Mexico that would benefit from the J.E.T. FC-110 Autopilot modernization." Based in Guadalajara, Servicios Profesionales De Aviacion is Butler's exclusive authorized installation center for our modifications in Mexico. "These upgrades are critical to improved flight safety and reliability in Mexico and Latin America. Butler is a leader in Learjet modifications throughout Mexico and South America so it is natural that we continue to partner with them on the installations of this important new safety feature", added Jimenez.

For the fiscal quarter-ended January 31, 2011, Butler National increased revenues 44% to $12.9 million as compared to $8.9 million for the same period in fiscal 2010. Net income was $867,000 compared to net income of $642,000 for the same period in fiscal 2010. The increase in net income was primarily due to continued success in the aircraft modification segment. Butler National operates in the Aerospace, Avionics, Military and Defense businesses including its Avcon Industries Inc. subsidiary operating in Newton, Kansas.

Butler National Corporation - About Us
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services. For more information, visit www.butlernational.com.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy & Investment Group	Ph (914) 479-9060
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations	Ph (830) 669-2466